                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.        )

Filed by the registrant { }
Filed by a party other than the registrant { }
Check the appropriate box:
{ } Preliminary proxy statement
{X} Definitive proxy statement
{ } Definitive additional materials
{ } Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               TCA CABLE TV, INC.
                (Name of Registrant as Specified in Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     {X} $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     { } $500 per each party to be controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     { } Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

________________________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________
     { } Check bos if any of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

________________________________________________________________________________
     (2) Form, shedule or registration statement no.:

________________________________________________________________________________
     (3) Filing party:

________________________________________________________________________________
     (4) Date filed:

________________________________________________________________________________


_______________
     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              TCA CABLE TV, INC.





                                 March 3, 1994





Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of TCA Cable TV, Inc. scheduled to be held on March 31, 1994, at the corporate offices of the Company, 3015 SSE Loop 323, Tyler, Texas, commencing at 3:30 p.m. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

         At the meeting, shareholders are being asked to elect eight directors. In addition, management will report to the shareholders on the operations and affairs of the Company.

         It is important that your shares are represented at the meeting. Accordingly please sign, date and return the enclosed proxy card in the envelope provided for your convenience.

         On behalf of the Board of Directors, thank you for your continued support.

                                  Sincerely,




                                  ROBERT M. ROGERS,
                                  Chairman of the Board
                                  and Chief Executive Officer

                              TCA CABLE TV, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 31, 1994


         Notice is hereby given that the Annual Meeting of Shareholders of TCA Cable TV, Inc., a Texas corporation (the "Company"), will be held on Thursday, March 31, 1994, at 3:30 p.m. at the corporate offices of the Company, 3015 SSE Loop 323, Tyler, Texas, for the following purposes:

         (l) To elect eight directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and shall qualify;

         (2) To transact such other business as may properly come before the Annual Meeting of Shareholders or any meetings to which such Annual Meeting may be adjourned.

         The accompanying Proxy Statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

         The close of business on February 21, 1994, has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, such Annual Meeting of Shareholders and any adjournments thereof, and only shareholders of record at February 21, 1994, are so entitled.

         Please complete, date and sign the enclosed Proxy and return it promptly. If you attend the meeting, you may vote in person. A reply envelope is provided for this purpose and needs no additional postage if mailed in the United States.

                                  BY ORDER OF THE BOARD OF DIRECTORS,



                                          MARTHA S. HENSLEY,
                                             Secretary

Tyler, Texas
March 3, 1994

                              TCA CABLE TV, INC.
                              3015 SSE Loop 323
                              Tyler, Texas 75701
                               _______________

                               PROXY STATEMENT

                                     for

                        ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD

                                March 31, 1994
                               _______________

         This Proxy Statement is being sent to shareholders of TCA Cable TV, Inc. ("TCA" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders of the Company to be held on March 31, 1994, or any meeting(s) to which such annual meeting may be adjourned (the "Annual Meeting"). The Annual Meeting will be held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Solicitation of proxies may be made in person or by mail, telephone, or telegraph by directors, officers, and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of the Company's Common Stock, par value $.10 per share (the "Common Stock"), held of record by such persons, and the Company will reimburse their forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 3, 1994.

         Any shareholder returning the form of proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to its use by written notice of such revocation received by the Company prior to its use.

                               VOTING SECURITIES

         The voting securities of the Company are shares of its Common Stock, each share of which entitles the holder thereof to one vote. Only shareholders of record of the Company at the close of business on February 21, 1994, are entitled to notice of, and to vote at, the Annual Meeting. At February 21, 1994, there were approximately 24,664,517 shares of Common Stock outstanding.

                               QUORUM AND VOTING

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Each share represented at the Annual Meeting in person or by proxy will be counted toward a quorum. In deciding all questions, a holder of Common Stock on the Record Date shall be entitled to one vote for each share.

         In order to be elected a director, a nominee must receive the affirmative vote of the holders of a plurality of the shares of Common Stock present, in person or by proxy, at the Annual Meeting, provided a quorum is present.

         With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

                              BENEFICIAL OWNERSHIP

         The following table sets forth as of January 7, 1994, information regarding the beneficial ownership of the Company's Common Stock by each person known by the Company to own five percent (5%) or more of the outstanding shares of Common Stock, each of the directors of the Company and the executive officers and directors of the Company as a group.


                                            Amount and
                                            Nature of          Percent
                            Title of        Beneficial           of
Beneficial Owner             Class          Ownership (1)     Class (2)
- -----------------------------------------------------------------------
Robert M. Rogers          Common Stock      5,645,000 (3)       22.9%
3015 SSE Loop 323
Tyler, TX 7570l

Louise H. Rogers          Common Stock      3,305,501 (4)       13.4
2512 Alta Mira
Tyler, TX 75701

Putnam Investments, Inc.  Common Stock      1,768,473 (5)        7.2
One Post Office Square
Boston, MA 02109

A. W. Riter, Jr.          Common Stock        727,095 (6)        3.0

Ben R. Fisch, M.D.        Common Stock        670,102            2.7

Fred R. Nichols           Common Stock         43,218 (7)         *

Wayne J. McKinney         Common Stock        173,765             *

James F. Ackerman         Common Stock          7,000             *

Kenneth S. Gunter         Common Stock          8,913 (8)         *

Randall K. Rogers         Common Stock        126,120 (9)         *

Directors & executive
  officers as a group
  (twelve persons)        Common Stock      7,457,611 (10)      30.2%

*Less than 1.0%

 (l) "Beneficially" owned shares, as defined by the Securities and Exchange Commission, are those shares as to which a person has voting or dispositive power, or both. "Beneficial" ownership does not necessarily mean that the named person is entitled to receive the dividends on, or the proceeds from the sale of, the shares. The persons listed above have the sole power to vote and dispose of the shares beneficially owned by them except as otherwise indicated.

 (2) This calculation is the quotient of (a) the number of shares currently beneficially owned by the named individual or group, plus the number of shares, if any, for which options held by such person or group are exercisable within 60 days, divided by (b) the total number of shares outstanding at January 7, 1994, plus the number of shares, if any, for which options held by such person or group are exercisable within 60 days.

 (3) Includes 120,000 shares owned by The Rogers Foundation, Inc., a private charitable foundation of which Mr. Rogers is President. Also includes 1,000,000 shares owned by Rogers Venture Enterprises, Inc., a corporation wholly owned by Mr. Rogers and Louise H. Rogers.

 (4) Does not include any shares owned by Rogers Venture Enterprises, Inc., a corporation wholly owned by Louise H. Rogers and Robert M. Rogers.

 (5) As indicated on Schedule 13-G dated January 18, 1994, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.), are considered "beneficial owners" in the aggregate of 1,768,473 shares, or 7.2% of shares outstanding, of the Company's voting common stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients.

 (6) Includes 36,660 shares owned by various trusts of which Mr. Riter is Co-trustee.

 (7) Includes 12,500 shares covered by currently exercisable options granted under the Incentive Stock Option Plan and 700 shares owned by Mr. Nichols' daughters who reside with him.

 (8) Includes 5,913 shares owned by The E.C. Gunter Estate of which Mr. Gunter is Independent Executor.

 (9) Includes 1,500 shares covered by currently exercisable options granted under the Incentive Stock Option Plan, and 59,200 shares owned by The Rogers Family Trust, of which Mr. Rogers is a Trustee.

(10) Includes 32,500 shares covered by currently exercisable options granted under the Incentive Stock Option Plan.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Directors

Eight directors are to be elected at the Annual Meeting, each director to hold office for a term of one year or until his successor shall have been elected and qualified. The shares represented by the proxy will be voted for the nominees whose names appear therein, but the persons designated as proxies reserve full discretion to cast votes for other persons in the event that any such nominees are unable to serve. All of the nominees have indicated that they are willing to stand for election and are willing to serve if elected.

                                                              Director
     Nominee                   Position Held           Age     Since
- ---------------------   ---------------------------    ---    --------
Robert M. Rogers        Chairman of the Board of       67      1981
                        Directors and Chief
                        Executive Officer

Fred R. Nichols         President, Chief Operating     47      1981
                        Officer and Director

Wayne J. McKinney (2)   Director                       62      1981

Ben R. Fisch, M.D.(1)   Director                       68      1981

A. W. Riter, Jr.  (2)   Director                       69      1981

James F. Ackerman (1)   Director                       69      1981

Kenneth S. Gunter (2)   Director                       60      1984

Randall K. Rogers       Director                       34      1989

         (l)  Member of Audit Committee.
         (2)  Member of Compensation and Stock Option Committee.

         Each of the foregoing persons has served in the above capacities since the inception of the Company in 1981 unless otherwise indicated.


         Robert M. Rogers founded the Company and each of its subsidiaries and has served as Chairman of the Board of Directors and CEO of the Company and each of the Company's subsidiaries since their inception. Mr. Rogers was President of the Company from its inception in 1981 until September, 1990. Mr. Rogers has been actively involved in the ownership and operation of cable television systems since 1954. He is a member of the Cable Television Pioneer's Club.

         Fred R. Nichols is President, Chief Operating Officer and a director of the Company. Prior to being named President in September, 1990, Mr. Nichols served as Executive Vice President and a director of the Company since its inception, Chief Operating Officer of the Company since December, 1983 and Secretary of the Company from September, 1984 until December, 1990. He had been Treasurer of the Company's subsidiaries from 1980 until 1985 when he was named President of TCA Management Company and all other wholly owned subsidiaries of the Company, excluding VPI Communications, Inc.

         Wayne J. McKinney has been actively engaged in the cable television business since 1958 and was employed by the Company or its subsidiaries from 1958 until his retirement in January, 1986, serving as a Director and Senior Vice President - Engineering of the Company from its inception and as Senior Vice President or Vice President, Chief Engineer and/or Director of Engineering of the Company's subsidiaries.

         Ben R. Fisch, M.D., has been a director of the Company or its subsidiaries since 1967. Dr. Fisch has been retired from medical practice in Tyler, Texas since July, 1986.

         A. W. Riter, Jr. retired as Chairman of the Board of Directors and Chief Executive Officer of NCNB Texas-Tyler, Texas (successor to First RepublicBank Tyler), on September 30, 1988. He held the same positions with First RepublicBank Tyler and its predecessor, InterFirst Bank Tyler, from August, 1979 to June, 1988 and served as President of Peoples National Bank (predecessor of InterFirst Bank Tyler) from 1964 until 1979. Mr. Riter served as a director and Vice President of most of the Company's subsidiaries from time to time from 1965 to 1974.

         James F. Ackerman is President of Cardinal Ventures, LLC in Indianapolis, Indiana. He had been President of Jim Ackerman and Associates, Inc., from October, 1984 to July, 1993. From 1973 to December 1, 1984, he was Senior Vice President of A. G. Becker Paribas, Inc. Mr. Ackerman has been engaged in investment banking activities with respect to the cable television industry since 1959 and had served as a partner of Becker Communications Associates, a cable television investment partnership, from 1973 to 1989. He was also Chairman and Chief Executive Officer of Cardinal Communications, Inc., an Indiana cable television operator, a position he held since 1971 until the company was sold in 1993. Mr. Ackerman is a former President and Director of the Indiana Cable Television Association, a past Director of the National Cable Television Association and a member of the Pioneers Club of the cable television industry.

         Kenneth S. Gunter has been Executive Vice President of Columbia International, Inc., a cable television multiple system operator, since 1985. From 1972 to 1985, he served as Executive Vice President of UA-Columbia Cablevision, Inc. Mr. Gunter has 35 years experience in the cable television industry, working in all phases of management and engineering. He is a past Director of the National Cable Television Association, a Senior Member and past Director of the Society of Cable Television Engineers, and a member of the cable television Pioneers Club.

         Randall K. Rogers has been with TCA since 1983, previously serving as system manager in Big Spring and Huntsville, Texas. Since 1989, Mr. Rogers has served as general manager of the Company's operations in Bryan/College Station, Texas. Mr. Rogers is the son of Robert M. Rogers.

         The Board of Directors held four meetings during fiscal 1993. The Board of Directors has two standing committees - the Audit Committee and the Stock Option and Compensation Committee.

         The functions performed by the Audit Committee include: recommending to the Board of Directors selection of the Company's independent accountants for the ensuing year; reviewing with the independent accountants and management the scope and result of the audit; reviewing the independence of the independent accountants; reviewing actions by management and independent accountants' recommendations; and meeting with management and the independent auditors to review the effectiveness of the Company's system of internal control. The Audit Committee met three times during fiscal 1993.

         The Compensation and Stock Option Committee met twice during 1993.
The functions performed by this committee include: reviewing the Company's executive salary structure; reviewing the Company's Incentive Stock Option Plan (and granting options thereunder); recommending directors' fees; and approving salary and bonus awards to certain key employees.

         The Board of Directors does not have a nominating committee. Functions customarily attributed to a nominating committee are performed by the Board of Directors as a whole.

         During 1993, each director attended all meetings of the Board of Directors and respective committees on which he served except for the September 1, 1993 meeting which Kenneth S. Gunter was unable to attend.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding compensation paid during the Company's last three fiscal years to the Company's Chief Executive Officer and the only other executive officer who earned over $100,000 in salary and bonus during fiscal 1993.

                           Annual          Long-Term
                        Compensation      Compensation
                        ------------      ------------

                                           Number of
                                           Securities     All Other
     Name and         Fiscal   Salary      Underlying    Compensation
_Principal Position    Year    ($) (1)    Options/SARs     ($) (2)  _
- --------------------  ------  ---------   ------------   ------------
Robert M. Rogers,      1993   $ 176,482        -          $ 5,234
   Chairman of the     1992     171,320        -            5,080
   Board and Chief     1991     168,558        -            4,997
   Executive Officer

Fred R. Nichols,       1993     170,885      10,000         5,067
   President, Chief    1992     161,723        -            4,792
   Operating Officer   1991     149,228        -            4,417
   and Director

(1)  Includes director's fee paid to the named executive officers.

(2)  Consists solely of Company contributions under the Company's
     Deferred Savings and Retirement Plan.
_______________

Option Grants During 1993 Fiscal Year

The following table provides information related to options granted to the named executive officers during fiscal 1993.


                                                                              Potential Realizable Value
                                                                               at Assumed Annual Rates
                                                                              of Stock Price Appreciation
                                 Individual Grants                                For Option Term (1)
- ---------------------------------------------------------------------------------------------------------
                      Number of
                      Securities
                      Underlying        % of Total
                       Options/        Options/SARs
                         SARs           Granted to     Exercise or
                       Granted         Employees In    Base Price     Expiration
      Name             (#) (2)         Fiscal Year      ($/Sh)(3)        Date             5%        10%
- ----------------     -----------      --------------   -----------   ------------     ---------   --------
Robert M. Rogers         -                  -              -              -               -           -

Fred R. Nichols       10,000 (4)           19.8          20.75       Dec. 2, 1999       84,473     196,859


(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to four years.

(2)      Options to acquire shares of Common Stock.

(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Stock Option Committee in its discretion.

(4) Options become exercisable with respect to 25% of the shares covered thereby on each of December 2, 1993, 1994, 1995 and 1996. The exercise price was equal to the fair market value of the Common Stock on the date of grant.


Option/SAR Exercises During 1993 Fiscal Year and
Fiscal Year End Option/SAR Values

The following table provides information related to options exercised by the named executive officers during the 1993 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.


                                               Number of Securities          Value of Unexercised
                     Shares                   Underlying Unexercised       In-the-Money Options/SARs
                    Acquired      Value      Options/SARs at FY-End (#)       at FY-End ($) (3)
                   on Exercise   Realized   ---------------------------   ---------------------------
      Name           (#) (1)      ($)(2)    Exercisable   Unexercisable   Exercisable   Unexercisable
- ----------------   -----------   --------   -----------   -------------   -----------   -------------
Robert M. Rogers        -            -            -              -               -             -

Fred R. Nichols       16,000      230,080       10,000         10,000         108,700        85,000


(1) Each of the options exercised by the named individual during fiscal 1993 was held by the named individual for a period of at least three years.

(2) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(3) The closing price for the Company's Common Stock as reported by NASDAQ on October 31, 1993 was $29.25. Value is calculated on the basis of the difference between the option exercise price and $29.25 multiplied by the number of shares of Common Stock underlying the option.

Compensation of Directors

         Each of the Company's directors receives $500 per quarter for service as a director. Additionally, Messrs. Fisch, McKinney and Riter receive $500 per meeting attended and Messrs. Ackerman and Gunter receive $1,000 per meeting attended.

Report of the Compensation and Stock Option Committee of the Board of Directors on Executive Compensation

         The members of the Compensation and Stock Option Committee (the "Committee") are Kenneth S. Gunter, Chairman, A.W. Riter, Jr. and Wayne J. McKinney. In determining the compensation to be paid to the Company's executive officers in 1993, the Committee employed compensation policies designed to align the compensation with the Company's overall business strategy. These policies are intended to (i) reward executives for long-term strategic management and the enhancement of shareholder value, (ii) support a performance-oriented environment that rewards achievement of initial Company goals and recognizes Company performance compared to performance levels of comparable companies in the cable industry, and (iii) attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

         The key components of executive officer compensation, salary and stock option awards, are determined annually in the discretion of the Committee. The Committee considers each executive officer's level of responsibility in setting executive compensation, meaning that the Company pays higher levels of compensation to persons having higher levels of responsibility. The Committee also considers compensation levels among other public companies in the cable television industry in setting executive officer compensation. These businesses include, but are not limited to, the companies reflected in the peer group indices in the Stock Performance Chart. The Committee makes these comparisons in an effort to determine whether the Company's executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Committee believes that the compensation paid to its executive officers, including its Chief Executive Officer ("CEO"), are on the low end of the compensation of executive officers of companies to which these comparisons are made. Finally, in setting executive officer compensation the Committee considers the Company's performance in terms of stock price, earnings and cash flow, each of which increased during fiscal 1992 and 1993. However, no part of executive compensation is strictly tied to performance criteria. Therefore, even in a year in which stock price, earnings and cash flow were flat or down the Committee could, in its discretion, grant increases in executive compensation. The Committee traditionally has not granted bonuses to executive officers but may, in its discretion, grant bonuses from time to time as it deems appropriate. In determining executive compensation levels, the Company believes that it affords approximately equal weight to each of the factors described herein. No stock option awards were made to executive officers during fiscal 1991 or 1992. Fred R. Nichols was granted a stock option of 10,000 shares in fiscal 1993 at an exercise price of $20.75 which was the fair market value of the Company's common stock on the date of grant. When making stock option awards to executive officers, the Committee bases the size of the awards on the foregoing factors. In determining the amount of options granted to Mr. Nichols in 1993, the Committee considered the amount and terms of options already held by Mr. Nichols.

         The Committee increased the CEO's salary approximately $4,000 to approximately $173,000 in fiscal 1993. The Committee set the fiscal 1993 compensation of the Company's CEO on the basis of the CEO's level of responsibility, comparisons to salaries of chief executive officers of businesses the Committee deemed comparable (as described above) and the Company's performance in terms of stock price, earnings and cash flow, each of which increased in fiscal 1992 and 1993. The Committee considers the CEO to have the highest level of responsibility of any executive officer. This analysis is reflected in the fact that the CEO's salary is higher than that of any other executive officer. As stated previously, the Committee believes that the CEO's compensation is on the low end of compensation of chief executive officers of companies to which comparisons were made, but the Committee believes that the CEO's compensation remains competitive enough to allow the Company to retain a skilled chief executive officer. The CEO's fiscal 1993 compensation was based in part on the Company's increases in stock price, earnings and cash flow but was in no way specifically tied to any of those factors pursuant to a formula or other objective criteria. The CEO was not paid a bonus during fiscal 1993. The current CEO is a major shareholder of the Company. The Committee believes, therefore, that the CEO's interests are adequately tied to the Company's stock performance and has not granted stock options to the current CEO.

         This report is submitted by the members of the Compensation and Stock Option Committee:

         Kenneth S. Gunter, Chairman
         Wayne J. McKinney
         A. W. Riter, Jr.

Compensation and Stock Option Committee
Interlocks and Insider Participation

         The members of the Committee are Kenneth S. Gunter, A. W. Riter, Jr. and Wayne J. McKinney. None of these individuals was an officer or employee of the Company during fiscal 1993. Wayne J. McKinney is a former officer of the Company, having retired in 1986.

Stock Performance Chart

         The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended October 31, 1993 with the cumulative total return on
(i) the S&P 500 Index, (ii) a peer group consisting of businesses engaged in the cable television industry selected by the Company for use in the proxy statement related to the Company's 1993 Annual Meeting (the "1993 Peer Group"), and (iii) a modified peer group consisting of businesses engaged in the cable television industry selected by the Company for use in this proxy statement and future proxy statements (the "1994 Peer Group"). The comparison assumes $100 was invested on October 31, 1988 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

         The businesses included in the 1993 Peer Group are: Adelphia Communications Corporation (Class A Stock); Associated Communications Corporation (Class A Stock); C-TEC Corporation (Class A Stock); Cablevision Systems Corporation (Class A Stock); Century Communications Corp. (Class A Stock); Comcast Cablevision - Philadelphia; Comcast Corporation (Class A Stock); Falcon Cable Systems Company, a California Limited Partnership; Galaxy Cablevision, L.P.; Jones Intercable Investors, L.P. (Class A Stock); Jones Intercable, Inc.; Jones Spacelink, Ltd. (Class A Stock); Knight-Ridder, Inc.; Media General (Class A Stock); Multimedia, Inc.; Scripps-Howard Broadcasting Company; the Company; Tele- Communications, Inc. (Class A Stock); Time Warner Inc.; The Times Mirror Company (Series A Stock); Viacom Inc. (Class A Stock); and The Washington Post Company (Class B Stock). The returns of each component issuer in the foregoing group have been weighted according to the respective issuer's stock market capitalization.

         The businesses included in the 1994 Peer Group are: Adelphia Communications Corporation (Class A Stock); Cablevision Systems Corporation (Class A Stock); Century Communications Corp. (Class A Stock); Comcast Cablevision - Philadelphia; Comcast Corporation (Class A Stock); Falcon Cable Systems Company, a California Limited Partnership; Galaxy Cablevision, L.P.; Jones Intercable Investors, L.P. (Class A Stock); Jones Intercable, Inc.; Jones Spacelink, Ltd. (Class A Stock); the Company; Tele-Communications, Inc. (Class A Stock); Time Warner Inc.; and The Times Mirror Company (Series A Stock). The returns of each component issuer in the foregoing group have been weighted according to the respective issuer's stock market capitalization.

         The 1994 Peer Group differs from the 1993 Peer Group in that the Company determined not to include in the 1994 Peer Group certain companies included in the 1993 Peer Group that have substantial operations outside of the cable television industry. Companies included in the 1993 Peer Group but deleted from the 1994 Peer Group are: Associated Communications Corporation; C-TEC Corporation; Knight-Ridder, Inc.; Media General; Multi-Media, Inc.; Scripps-Howard Broadcasting Company; Viacom, Inc.; and The Washington Post Company. All companies in the 1994 Peer Group are, like the Company, primarily engaged in the cable television business. The Company chose to change the components of its peer group index because the Company believes that the 1994 Peer Group on the whole consists of businesses more comparable to that of the Company than does the 1993 Peer Group.

                           TOTAL SHAREHOLDERS RETURN
                                 PREPARED FOR
                               TCA CABLE TV INC


                                    {GRAPH}


Fiscal Year Basis:   10

                                             Return             Return           Return         Return         Return
            Company \ Index Name              1989               1990             1991           1992           1993
            --------------------              ----               ----             ----           ----           ----
TCA CABLE TV INC                               5.02             -37.64             76.08          7.46           58.83
S&P 500                                       26.40              -7.48             33.50          9.95           14.94
1993 PEER GROUP                               31.02             -44.02             69.77          3.85           71.80
1994 PEER GROUP                               27.44             -47.08             86.42          1.27           87.18


                         Indexed \ Commulative Returns

                                       Base
                                      Period      Return         Return           Return         Return         Return
         Company \ Index Name          1988        1989           1990             1991           1992           1993
         --------------------          ----        ----           ----             ----           ----           ----
TCA CABLE TV INC                      100         105.02          65.49           115.32         123.91         196.82
S&P 500                               100         126.40         116.94           156.12         171.66         197.31
1993 PEER GROUP                       100         131.02          73.35           124.52         129.32         222.18
1994 PEER GROUP                       100         127.44          67.44           125.73         127.32         238.32


1993 PEER GROUP                               1994 PEER GROUP
- ---------------                               ---------------
ADELPHIA COMMUN -CL A                         ADELPHIA COMMUN -CL A
ASSOCIATED COMMUN -CL A                       CABLEVISION SYSTEMS -CL A
C TEC CORP                                    CENTURY COMMUN -CL A
CABLEVISION SYSTEMS -CL A                     COMCAST CABLEVISION - PHILA
CENTURY COMMUN -CL A                          COMCAST CORP -CL A SPL
COMCAST CABLEVISION - PHILA                   FALCON CABLE SYSTEMS -LP
COMCAST CORP - CL A SPL                       GALAXY CABLEVISION -LP
FALCON CABLE SYSTEMS -LP                      JONES INTERCABLE -LP -CL A
GALAXY CABLEVISION -LP                        JONES INTERCABLE INC -CL A
JONES INTERCABLE -LP -CL A                    JONES SPACELINK LTD -CL A
JONES INTERCABLE INC -CL A                    TCA CABLE TV INC
JONES SPACELINK LTD -CL A                     TELE-COMMUNICATIONS -CL A
KNIGHT-RIDDER INC                             TIME WARNER INC
MEDIA GENERAL -CL A                           TIMES MIRROR COMPANY -SER A
MULTIMEDIA INC
SCRIPPS HOWARD BROADCASTING
TCA CABLE TV INC
TELE-COMMUNICATIONS -CL A
TIMES WARNER INC
TIMES MIRROR COMPANY -SER A
VIACOM INC -CL A
WASHINGTON POST -CL B

                              CERTAIN TRANSACTIONS

Leased Property

         Rogers Venture Enterprises, Inc. ("RVE"), a corporation wholly owned by Robert M. Rogers, Chairman of the Board and Chief Executive Officer of the Company, and Louise H. Rogers, owns the building in which the Company's principal executive offices are located. Throughout fiscal 1993 this lease between the Company and RVE provided for monthly payments of $32,812, with lessor providing utilities, maintenance and janitorial services. In December, 1993, the lease was amended to provide for monthly payments of $26,542.92, with the Company paying for utilities and janitorial services. The Company believes that the terms of such lease are at least as favorable as would be obtainable from a third-party lessor. Total amounts paid by the Company under this lease during fiscal 1993 were $393,744.

                            SECTION 16 REQUIREMENTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and NASDAQ. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it with respect to fiscal 1993, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except that Robert M. Rogers and Randall K. Rogers each filed one Form 4 which was received by the Securities and Exchange Commission one day late.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's principal auditors are Coopers & Lybrand. A representative of Coopers & Lybrand will be present at the Annual Meeting of Shareholders and will have the opportunity to make any desired statement and will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

         Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 of the Securities Exchange Act of 1934. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1994 Annual Meeting of Shareholders such proposals must be received by the Company not later than November 3, 1994. Such proposals should be directed to TCA Cable TV, Inc., Investor Relations, P. O. 130489, Tyler, Texas 75713-0489.

                                 OTHER MATTERS

         Management does not know of any matters to be brought before the meeting other than those referred to herein. If any matters properly come before the meeting, the persons designated as proxies will vote thereon in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

         The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended October 31, 1993, accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

         PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                      BY ORDER OF THE BOARD OF DIRECTORS,




                                  Martha S. Hensley,
                                  Secretary




Tyler, Texas
March 3, 1994